The Old Rectory

The Green

Hartest

Suffolk

IP29 4DH

5th September 2011

Private & confidential

Att: Mark Quinn

Clenergen

Dear Mark

Re: Resignation

Further to our recent conversations regarding by continuing role as a non executive director, I am hereby tendering my resignation from the board with immediate effect.

The reasons for my resignation are that with my other business commitments I can longer continue to act in an unpaid capacity without seriously affecting my other business interests.

I thank you for the opportunity that you gave me, and wish the whole team at Clenergen the best for their exciting future.

Kind Regards

/s/ Alex Worrall

Alex Worrall FCCA